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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 7, 2003 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 2003 of RPM International Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "Independent Accountants" in the Prospectus.

                                /s/ Ciulla, Smith & Dale, LLP
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                                    CIULLA, SMITH & DALE, LLP

Cleveland, Ohio

September 8, 2003